SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                         Pinnacle Fund
         (Name of Registrant as Specified in Its Charter)

                         Pinnacle Fund
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box:)
[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
applies:
_________________________________________________________________

     2) Aggregate number of securities to which transaction applies: _____________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________

     4)   Proposed maximum aggregate value of transaction:
          _______________________________________________________

     5)   Total fee paid:________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)   Amount Previously Paid:________________________________

     2)   Form, Schedule or Registration Statement No.: _________

     3)   Filing party:__________________________________________

     4)   Date filed: ____________________________________________




PINNACLE FUND
36 South Pennsylvania Street, Suite 610
Indianapolis, Indiana 46204



October 14, 1997



Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Pinnacle Fund (the "Fund") to be held on Tuesday,
November 4, 1997 at 9:00 a.m., Indianapolis time, at the offices of Heartland Capital Management, Inc., 36 South Pennsylvania Street,
Suite 610, Indianapolis, Indiana 46204.

On September 17, 1997, Heartland Capital Management, Inc. (the "Adviser"), the Fund's investment adviser, and the Adviser's shareholders entered into an Agreement and Plan of Merger with Fifth Third Bancorp, an Ohio corporation ("Fifth Third"), pursuant to which a wholly-owned subsidiary of Fifth Third will merge (the "Merger") with and into the Adviser, with the result that the Adviser will become a wholly-owned subsidiary of Fifth Third.

Fifth Third is a bank holding company with over $20 billion in assets and headquartered in Cincinnati, Ohio. It has banking operations in Ohio, Indiana, Kentucky and Florida. Fifth Third is one of the largest money managers in the Midwest. Fifth Third Bank has $110 billion in assets under care, of which Fifth Third Investment Advisors, a division of the Bank, manages $13 billion for personal, institutional and not for profit clients, including the Fountain Square Funds, a family of 13 mutual funds with total net assets of $2.9 billion.

We view this transaction as very positive for a number of reasons. We will have access to Fifth Third's broad managerial, financial and technological resources. Moreover, we do not anticipate any material changes regarding the management of the Fund or the investment strategies we employ. The full team of investment professionals managing the Fund on your behalf will remain as it currently exists.

Under the Investment Company Act of 1940, the Merger is considered an assignment of the investment advisory agreement between the Adviser and the Fund. The advisory agreement requires that we obtain approval from shareholders of a new investment advisory agreement for the Fund as a result of the merger. Upon completion of the merger, the Adviser will continue to carry on its business with its current management as a wholly owned subsidiary of Fifth Third.

The Board of Trustees of the Fund has given full and careful consideration to this matter and has concluded that the proposed new investment advisory agreement is in the best interests of the Fund and its shareholders. The Board of Trustees therefore recommends that you vote "FOR" approval of the new investment advisory agreement.

Regardless of the number of shares you own, it is important that they are represented and voted. If you cannot personally attend the special shareholders' meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy in the postage-paid envelope provided.

                                   Very truly yours,



                                   /s/      Thomas F. Maurath
                                   ------------------------------
                                       Thomas F. Maurath, President

TFM/pas


                    NOTICE AND PROXY STATEMENT
                 SPECIAL MEETING OF SHAREHOLDERS

                          PINNACLE FUND


Notice of Special Meeting

To the Shareholders of Pinnacle Fund:

     You are hereby notified that a Special Meeting of holders of shares of beneficial interest of Pinnacle Fund, an Indiana business trust (the "Fund"), will be held at the offices of Heartland Capital Management, Inc., 36 South Pennsylvania Street, Suite 610, Indianapolis, Indiana on Tuesday, November 4, 1997, at 9:00 a.m. (Indianapolis time) for the following purposes:

     1. To consider approval of a new investment advisory agreement with Heartland Capital Management, Inc.
          (The "Adviser") to become effective upon the effective date of the acquisition of the Adviser by Fifth Third Bancorp.

     2.   To consider approval of an amendment to Article II,
          Section 1 of the Code of By-Laws of the Fund to reduce the number of trustees of the Fund to three.

     3. To transact such other business as may properly come before the meeting.

     The holders of record at the close of business on September 30, 1997 are entitled to notice of and to vote at the meeting. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.




                                   Robert D. Markley
                                       Secretary



Indianapolis, Indiana
October 14_, 1997





                          PINNACLE FUND
                    An Indiana Business Trust

                         PROXY STATEMENT


                 SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD TUESDAY, NOVEMBER 4, 1997

     All holders of record of shares of beneficial interest (the "Shares") of Pinnacle Fund (the "Fund") on September 30, 1997 (the "Shareholders") are entitled to vote at the Special Meeting of Shareholders to be held at the offices of Heartland Capital Management, Inc., 36 South Pennsylvania Street, Suite 610, Indianapolis, Indiana, on Tuesday, November 4, 1997, at 9:00 a.m. All Shareholders unable to attend such meeting who wish to vote their shares upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed, postage-paid envelope enclosed for your convenience. The proxy is revocable by you at any time before it is voted, and the signing of such proxy will not affect your right to vote in person if you attend the meeting. All proxies returned, and not so revoked, will be voted in accordance with their terms.

     As stated in the Notice, the matters to be considered at the meeting are (i) the approval of a new investment advisory agreement (the "New Agreement") between Heartland Capital Management, Inc. (the "Adviser") and the Fund to be effective upon the effective date of the acquisition of the Adviser, by means of a merger (the "Merger") with a subsidiary of Fifth Third Bancorp ("Fifth Third"), pursuant to which the Adviser will become a wholly owned subsidiary of Fifth Third; (ii) approval of an amendment to the Code of By-Laws of the Fund to reduce the number of trustees of the Fund to three; and (iii) the transaction of such other business as may properly come before the Special Meeting. Upon the completion of the Merger, it is anticipated that the Adviser will continue to carry on its business with its current management at its current location. If the enclosed proxy is duly executed and received in time for the Special Meeting and if no contrary specification is made as provided therein, the Shares represented thereby will be voted FOR approval of the New Agreement.

     The solicitation of the accompanying form of proxy is made on behalf of the Board of Trustees of the Fund. The expense of the solicitation of the proxies for this meeting will be borne by the Adviser. The solicitation will be made through the use of the mails and by personal solicitation through officers, employees and agents of the Fund who will not be additionally compensated therefor.

     The mailing address of the principal executive offices of the Fund is Pinnacle Fund, 36 South Pennsylvania Street, Suite 610,
Indianapolis, Indiana 46204. This Proxy Statement and the enclosed form of proxy were first sent or given to Shareholders on approximately October 14, 1997.


Outstanding Shares

     As of September 26, 1997, the Fund had 679,912.827 Shares issued and outstanding. Each Shareholder is entitled to one vote upon any proposal submitted to the meeting for each full Share standing of record in his name on September 30, 1997, and a fractional vote for any fractional Share held of record in his name on September 30, 1997. As far as the Fund is advised, the following table sets forth, as of September 26, 1997, each of the officers of the Fund and the persons known to be beneficial owners of more than 5% of the Fund's outstanding Shares:

                                      Amont and Nature
Name and Address of                      of Beneficial          Percent of
Beneficial Owner                        Ownership(1)               Class
-------------------                     -------------            ----------
Barry F. Ebert
36 S. Pennsylvania, Suite 610              68,814.628              10.1%
Indianapolis, Indiana                      Shares (2)

Robert D. Markley
36 S. Pennsylvania, Suite 610              89,736.900              13.2%
Indianapolis, Indiana                      Shares (3)

Thomas F. Maurath
36 S. Pennsylvania, Suite 610             6,740.299                 1.0%
Indianapolis, Indiana                      Shares (4)

Robert L. Blackburn
36 S. Pennsylvania, Suite 610             3,169.908                 0.5%
Indianapolis, Indiana                      Shares (5)

Thomas D. Rush
36 S. Pennsylvania, Suite 610             1,892.893                 0.3%
Indianapolis, Indiana                        Shares

Leo G. Watson, M.D.
36 S. Pennsylvania, Suite 610             2,012.706                 0.3%
Indianapolis, Indiana                      Shares (6)

All Trustees and Officers                 114,792.873              16.9%
as a group (6 persons)                      Shares

Butler Fairman and Seufert, Inc.          53,148.065                7.8%
Profit Sharing and 401(k) Plan              Shares
9405 Delegates Row
Indianapolis, Indiana 46250

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the Shares listed.
(2) Includes 57,574.461 Shares owned by the Heartland Capital Management, Inc. Profit Sharing Trust Plan, as to which Shares Messrs. Ebert and Markley, as co-trustees, have voting control, and 1,042.346 Shares owned by Mr. Ebert's wife and her individual retirement account as to which Mr. Ebert disclaims beneficial ownership.
(3) Includes 3,801.585 Shares held in Mr. Markley's individual retirement account, 1,090.098 Shares owned by Mr. Markley's children, and 27,270.756 Shares owned by Mr. Markley's wife and her individual retirement account. Mr. Markley disclaims beneficial ownership of the Shares owned by his wife. Also includes the 57,574.461 Shares owned by the Heartland Capital Management, Inc. Profit Sharing Trust Plan referred to in footnote (2) above.
(4) Includes 3,376.839 Shares held in Mr. Maurath's individual retirement account, 1,809.024 Shares held in the individual retirement account of Mr. Maurath's wife, and 1,554.436 Shares owned by Mr. Maurath's children.
(5) Represents 3,169.908 Shares owned by a partnership between Mr. Blackburn and Lynne B. Weir.
(6)  Represents 2,012.706 Shares owned by Dr. Watson's wife.

Fund Custodian and Transfer Agent

     The Fund's custodian, transfer agent and disbursing agent is Firstar Trust Company, 615 East Michigan, 3rd Floor, Milwaukee,
Wisconsin 53202.

Fund Reports

     A copy of the Fund's annual report for the year ended December 31, 1996, and semi-annual report for the period ending June 30, 1997 may be obtained without charge by writing to the Fund c/o Heartland Capital Management, Inc., 36 South Pennsylvania Street, Suite 610, Indianapolis, Indiana 46204, or calling (317) 633-4080.

Voting Requirements

     The favorable vote of a majority of the outstanding shares of the Fund is required for approval of each of the proposals described below. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the proposals. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     If the meeting is called to order but a quorum (more than 50% of the outstanding shares of the Fund) is not represented at the meeting, the persons named as proxies may vote those proxies which have been received to adjourn the meeting to a later date. If a quorum is present at the meeting but sufficient votes to approve the proposals described herein are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies received which voted in favor of a proposal in favor of such an adjournment and will vote those proxies received which voted against a proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     The trustees of the Fund intend to vote all of their shares in favor of the approval of each of the proposals.

I.   APPROVAL OF NEW AGREEMENT

Terms of the Merger

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated September 17, 1997, among the Adviser, Fifth Third and Fifth Third A Corp., an Indiana corporation ("Sub"), Sub will merge into the Adviser (the "Merger"). As a result of the Merger, the Adviser will become a wholly-owned subsidiary of Fifth Third. The outstanding common shares of the Adviser will be converted into the right to receive common shares of Fifth Third.
A currently indeterminate number of Fifth Third shares having a value of $15.4 million will be delivered to the shareholders of the Adviser at closing, subject to decrease or increase based on the percentage of the Adviser's revenue base (computed as of a date preceding the Merger Agreement) retained at consummation of the Merger. An additional number of Fifth Third common shares may be paid and delivered over a three-year period provided they are earned pursuant to an earnout formula set forth in the Merger Agreement. The amount able to be earned pursuant to such formula is not presently determinable but is currently estimated at $6.6 million.

     The consummation of the Merger is subject to the satisfaction of various conditions precedent to closing, including, but not limited to: (i) the approval of the New Agreement by the shareholders of the Fund; (ii) obtaining consent to the assignment of investment advisory contracts of the Adviser's clients other than the Fund whose contracts provide for payment of fees constituting at least 80% of the annualized investment advisory fees of the Adviser; (iii) any further consents and regulatory approvals required to consummate the merger; (iv) receipt by the parties of certain legal opinions; (v) the absence of any court or other administrative order restraining or prohibiting the Merger of which would limit or otherwise affect the Merger or Fifth Third's ownership of the Adviser, and the absence of any legal proceeding which challenges the validity or legality, or seeks to restrain the consummation of the Merger or which seeks to limit or otherwise affect the Merger or Fifth Third's ownership of the Adviser;
(vi) the Adviser having a tangible net worth and working capital equal to at least $500,000, and delivering a balance sheet showing a tangible net worth and working capital equal to at least $500,000; and (vii) certain other customary conditions. The Merger will become effective upon satisfaction or waiver of such conditions and the filing of Articles of Merger with the Secretary of State of Indiana, presently anticipated to occur on or about November 14, 1997 (the "Effective Time of the Merger).

     The Merger Agreement contemplates that certain key personnel of the Adviser will enter into long-term employment and non-competition agreements with the Adviser, which is intended to assure that the Adviser will continue to operate with its same investment personnel and officers. Upon completion of the Merger, the Adviser expects to retain the services of all of its current management personnel, including Mr. Robert D. Markley, Mr. Thomas
F. Maurath, and Mr. Barry F. Ebert. Furthermore, no changes in the Adviser's method of operation, or the location where it conducts its business, are contemplated.

     Under the Investment Company Act of 1940 (the "1940 Act"), a transaction which results in a change of control or management of an investment adviser may be deemed an "assignment." The 1940 Act further provides that an investment advisory agreement will automatically terminate in the event of its assignment. The Merger constitutes a "change in control" of the Adviser for purposes of the 1940 Act and will cause the "assignment" and resulting termination of the present investment advisory agreement. Accordingly, the Board of Trustees recommends that the New Agreement be approved by shareholders of the Fund.

     Section 15(f) of the 1940 Act provides that when a change in the control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated as a result of the Acquisition.

     The second condition is that, during the three-year period immediately following consummation of the transaction, at least 75% of the Fund's Board of Trustees must not be "interested persons" of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. No interested person of the Adviser within the meaning of the 1940 Act will serve on the Board of Trustees of the Trust during such period if such service would cause this condition to be violated.

The Present Investment Advisory Agreement

     The Adviser serves as manager of the Fund pursuant to the Investment Advisory Agreement (the "Present Agreement") between the Fund and the Adviser dated December 19, 1984. Pursuant to the Present Agreement, the Fund pays the Adviser an annual fee, payable monthly, of 8/10 of 1% of the Fund's average daily net assets, as determined by valuations made at the close of each business day. For the fiscal year ended December 31, 1996, the Fund paid the Adviser management fees pursuant to the Agreement in the aggregate amount of $126,100.23.

     Under the Present Agreement, the Adviser is primarily responsible for investment decisions affecting the Fund's portfolio. Also, the Adviser, at its own expense and without reimbursement from the Fund, furnishes office space, office facilities, equipment, executive officers and executive expenses, and bears all sales and promotional expenses of the Fund. The Fund pays all operating expenses of the Fund, including the costs of various reports to Shareholders, interest charges, taxes, legal expenses, fees of Trustees who are not interested persons of the Adviser, salaries of administrative or clerical personnel, auditing and accounting services, fees and expenses of any custodian, printing and mailing expenses, postage, and charges and expenses of the disbursing agents, registrar and transfer agent, including the cost of keeping all necessary Shareholder records and accounts and handling.

     The Present Agreement obligates the Adviser to reimburse the Fund to the extent that the Fund's aggregate annual expenses, including the investment advisory fee but excluding interest, taxes, and brokerage commissions, exceed the sum of (i) 2% of the first $10,000,000 of the Fund's average net assets, (ii) 1-1/2% of the next $20,000,000 of the Fund's average net assets, and (iii) 1% of the Fund's average net assets in excess of $30,000,000 for each year, as determined by valuations made as of the close of each business day of the year. The Adviser is required, on a quarterly basis, to reimburse the Fund by offsetting against its monthly fee all expenses in excess of such sum, prorated on an annual basis.

     The Present Agreement is not assignable and may be terminated by either party, without penalty, on sixty days' notice. Unless sooner terminated, the Present Agreement will continue in effect as long as it is approved annually by (a) the Trustees or by a vote of a majority of the outstanding Shares of the Fund and (b) in either case, by the affirmative vote of a majority of Trustees who are not interested persons of the Adviser, cast in person at a meeting called for the purpose of voting for such approval. The Present Agreement provides that the Adviser is not liable for any error of judgment or of law or of loss in connection with the Present Agreement except as to those resulting from willful misfeasance, bad faith or gross negligence.

     The Present Agreement was last submitted to a vote of the Shareholders at the Fund's last Annual Meeting held on March 18,
1997.

     The members of the Board of Directors of the Adviser are Barry
F. Ebert, who serves as a Trustee of the Fund and as President of the Adviser, Robert D. Markley, who serves as Secretary/Treasurer and a Trustee of the Fund and as Vice President of the Adviser and Thomas F. Maurath, who serves as President and a Trustee of the Fund. Mr. Ebert owns 55.2%, Mr. Markley owns 36.8%, and Mr. Maurath owns 8%, of the outstanding common shares of the Adviser.

The New Agreement

     The terms and conditions of the New Agreement are substantially identical in all material respects to the Present
Agreement. One outdated provision relating to reimbursement of the Adviser by the Fund of the Fund's organizational expenses advanced by the Adviser will be removed.

     If the New Agreement is approved by the shareholders of the Fund, it will become effective at the effective date of the Merger. The New Agreement will remain in effect from year to year provided that is approved annually by (a) the Board of Trustees, or (b) a vote of a majority of the outstanding shares of the Fund; provided that, in either case continuance is also approved by a majority of the Trustees who are not interested persons (as defined in the 1940
Act) ("Independent Trustees") of the Adviser, in person at a meeting called for the purpose of such approval. The New Agreement may be terminated at any time on 60 days' written notice, without the payment of any penalty, by the trustees of the Fund or by a vote of the majority of the outstanding shares of the Fund. The New Agreement will automatically terminate in the event of its assignment as defined in the 1940 Act and the rules thereunder.

     The New Agreement provides that the Adviser is not liable for any error of judgment or of law or of loss in connection with the New Agreement, except for those resulting from willful misfeasance, bad faith or gross negligence.

     The form of the New Agreement is attached hereto as Exhibit A. The description set forth herein is qualified in its entirety by reference to Exhibit A.

     In the event the shareholders of the Fund do not approve the New Agreement, and the Merger is consummated, the Board of Trustees will promptly seek to obtain interim advisory services, either from the Adviser or another investment adviser. Thereafter, the Board of Trustees would either negotiate a new investment advisory agreement with an investment adviser selected by the Board or make other appropriate arrangements, in either case subject to approval by the shareholders of the Fund. In the event the Merger is not consummated for any reason, the Adviser will continue to serve as the investment adviser of the Fund pursuant to the terms of the Present Agreement.

Information Concerning Fifth Third

     Fifth Third is a bank holding company headquartered in Cincinnati, Ohio and a corporation organized under the laws of the State of Ohio with over $20 billion in assets. Fifth Third Bank, a wholly-owned subsidiary of Fifth Third, has $110 billion in assets under care, of which Fifth Third Investment Advisors, a division of the Bank, manages $13 billion for personal, institution and not for profit clients. This includes the Fountain Square Funds, a family of 13 mutual funds with net assets of $2.9 billion.


Recommendation of Board of Trustees

     On September 30, 1997, the Board of Trustees, including a majority of the Independent Trustees, by vote cast in person, unanimously approved, subject to the required shareholder approval described herein, the New Management Agreements. Prior to such approval, the Independent Trustees met separately with their counsel, which did not represent either the Adviser or Fifth Third, for the purpose of assisting them in reaching a determination with respect to the New Agreement.

     In considering approval of the New Agreement, the Board of Trustees carefully evaluated information they deemed necessary to enable them to determine whether the New Agreement will be in the best interests of the Fund and its shareholders. In making this recommendation, the Trustees evaluated the experience of the Adviser's key personnel in investing, the quality of services the Adviser is expected to provide to the Fund and the compensation proposed to be paid to the Adviser. The Trustees have given careful consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the fees and expense ratios of comparable mutual funds; (2) the performance of the Fund as compared to similar mutual funds; (3) the nature and quality of the services expected to be rendered to the Fund by the Adviser; (4) the investment objective and policies of the Fund; (5) the research services received by the Adviser from brokers as a result of placement of the Funds' brokerage, which may benefit the Fund; (6) that the compensation payable to the Adviser under the New Agreement will be at the same rate as the compensation now payable to the Adviser under the Present Agreement; (7) that the terms of the New Agreement are substantially identical in all material respects as the terms of the Present Agreements except for different effective and termination dates and the removal of a non-material provision; (8) the history, reputation, qualification and background of the Adviser and Fifth Third and their respective financial conditions, as well as the qualifications of their personnel; (9) the commitment of the Adviser to pay or reimburse the Fund for the expenses incurred in connection with the Merger; and (10) the substantial benefits expected to be realized as a result of the Adviser's ownership by Fifth Third, such as the potential for increasing Fund assets and the opportunity to gain access to Fifth Third's managerial and technological resources.

     In making the determination to recommend approval of the New Agreement to shareholders of the Fund, the Board of Trustees gave substantial weight to the Adviser's representations that (i) the Merger should benefit the Adviser and the Fund by preserving the Adviser's independent management structure and portfolio management style, while providing more attractive financial incentives to the Adviser's employees and increased resources for the Adviser's operations; (ii) the Merger will not materially affect the advisory operations of the Adviser or the level or quality of advisory services provided to the Fund; (iii) the same personnel of the Adviser who currently provide services to the Fund will continue to do so after the Merger; (iv) the Fund will not be subject to any unfair burden as a result of the Merger; (v) that following the Merger, the Adviser will continue to operate generally autonomously of the other business of Fifth Third; and (vi) access to Fifth Third's broad managerial, financial and technological resources should allow the Adviser to increase the range and quality of services provided to the Fund. In considering approval of the New Agreement, the Board of Trustees reviewed the most recent audited financial statements of the Adviser and of Fifth Third. The Board of Trustees believes that the Merger should benefit the Adviser and the Fund and that the Fund should receive investment advisory services under the New Agreement equal or superior to those currently received under the Present Agreement, at the same fee levels. The Board of Trustees therefore unanimously recommends approval of the New Agreement by shareholders of the Fund.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE THE
NEW AGREEMENT.

Other Considerations

     Currently, the Fund distributes its shares directly to the public and not through a distributor. Certain federal banking laws prohibit banks, such as Fifth Third Bank, from sponsoring or distributing mutual funds, such as the Fund. In light of Fifth Third's relationship to the Fund following the Merger and in order to avoid any inference that Fifth Third Bank is the sponsor or distributor of the Fund, Fifth Third has requested that the Board of Trustees of the Fund adopt a Distribution Agreement, to take effect at the Effective Time of the Merger, with BISYS Fund Services Limited Partnership, an Ohio limited partnership that is not an affiliate of Fifth Third ("BISYS").

     Pursuant to the proposed Distribution Agreement, BISYS, located at 3435 Stelzer Road, Columbus, Ohio 43219, would have the exclusive right to enter into dealer agreements with securities dealers who sell shares of the Fund and with financial institutions, including affiliates of Fifth Third, that may furnish services to shareholders on behalf of the Fund. BISYS may make payments to securities dealers and financial institutions out of its past profits or from any other source available to BISYS.
BISYS will not be compensated for its services under the Distribution Agreement, and, therefore, its appointment as distributor of the Fund will not affect the Fund's expenses.

     Shareholder approval of the proposed Distribution Agreement is not required and is not being sought in this Proxy Statement.

     The Trustees of the Fund currently anticipate that the Fund will enter into an agreement with the Fountain Square Funds (Fifth Third's proprietary mutual funds) providing for a tax free reorganization through which the Fund would become a series portfolio of the Fountain Square Funds (the "Fund Reorganization"). The Adviser would continue to manage the assets of the Fund following the Fund Reorganization, but the Fund would be governed by the Board of Trustees of the Fountain Square Funds rather than the Fund's current Board of Trustees. The Fund Reorganization will not be pursued if the Merger is not consummated. The Fund Reorganization will require approval by an additional vote of the fund's shareholders at a meeting separate from the Special Meeting to which this Proxy Statement relates. Shareholders will receive a separate prospectus/proxy statement relating to the Fund Reorganization.

     It is expected that, as part of the Fund Reorganization, the ratio of expenses to net assets of the fund would increase, at least initially, as a result of compensation that would be paid by the Fund for new and additional services, including services to current shareholders. These new and additional services will be services deemed by the Trustees as necessary or desirable for the Fund's successful operations. This should, in turn, result in an increase in the Fund's total net assets over the longer term and a corresponding decrease in the Fund's expense ratio. This matter will be discussed in more detail in the prospectus/proxy statement for the Fund Reorganization.

II.  REDUCTION IN NUMBER OF TRUSTEES

     Due to the provisions of Section 15(f) of the 1940 Act discussed above, and certain federal banking laws and regulations, it is anticipated that Messrs. Ebert, Markley and Maurath will resign as trustees of the Fund effective as of the Effective Time of the Merger. Because the Code of By-Laws of the Fund provides for seven trustees and for a quorum of the trustees to be a majority of the whole number of trustees, the three remaining trustees now in office (who are the Independent Trustees of the Furnd) would be unable to conduct any business due to the lack of a quorum.

     Accordingly, the Board of Trustees has approved an amendment to Article II, Section 1 of the Code of By-Laws of the Fund (the "By-Law Amendment") reducing the number of trustees to three, conditioned upon the consummation of the Merger and to be effective as of the Effective Time of the Merger. Pursuant to the Code of By-Laws of the Fund, that amendment may take effect only if it is approved by holders of a majority of the outstanding shares of the Fund.

     Messrs. Ebert, Markley and Maurath are expected to continue to serve as trustees if the Merger is not consummated for any reason.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE THE BY-LAW AMENDMENT.



III. OTHER MATTERS

     The Special Meeting is called for the purposes set forth in the "Notice of Special Meeting." The Board of Trustees has not been informed of any matters other than those stated in the Notice which are to be presented at the meeting. If any other business is brought before the Special Meeting, the persons named in the attached proxy will vote according to their discretion.

Shareholder Proposals

     October 27, 1997 is the date by which shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Fund to be considered for inclusion in the proxy materials relating to that meeting.


BY ORDER OF THE BOARD OF TRUSTEES.



Date:  October 14, 1997                    /s/ Robert D. Markley
     ----------------------            ------------------------------
                                         Robert D. Markley
                                            Secretary

IMPORTANT:

     Please immediately mark, sign, date and return your Proxy in the enclosed stamped, addressed envelope. If you attend the meeting and if you so desire, you may withdraw your proxy and vote in person. THANK YOU FOR ACTING PROMPTLY.



                           EXHIBIT A

                 INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this _____ day of ________________, 1997,
between PINNACLE FUND, an Indiana business trust (the "Fund") and Heartland Capital Management, Inc. (the "Adviser"), a wholly owned subsidiary of Fifth Third Bancorp, an Ohio corporation.

         1. The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund for the period and on the terms set forth in the Agreement. The Adviser hereby accepts such employment for the compensation herein provided and agrees to render the services and to assume the obligations herein set forth. The Adviser is engaged principally in the business of rendering investment supervisory services and is so registered under the Investment Advisers Act of 1940. The Adviser shall continuously provide such complete investment Advisory, statistical and research facilities as the Fund may require.

         2. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. However, one or more shareholders, officers, directors or employees of the Adviser may serve as trustees and/or officers of the Fund, but without compensation or reimbursement of expenses for such services from the Fund. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its declaration of Trust or any applicable statute or regulation, or to relieve or deprive the trustees of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

         3. The Adviser, at its own expense and without reimbursement from the Fund, shall furnish office space, office facilities, and executive officers and executive expenses for managing the assets of the Fund. The Adviser shall also bear all sales and promotional expenses of the Fund. The Adviser shall not bear expenses incurred in complying with the laws regulating the issue or sale of securities. However, fees paid for attendance at meetings of the Fund's trustees to trustees of the Fund who are not interested persons of the Adviser, as defined in the Investment Company Act of 1940, as amended, or officers or employees of the Fund, shall be borne by the Fund. The Fund shall bear all other expenses of its operations, or shall reimburse the Adviser for such other expenses initially incurred by it, provided that the total expenses borne by the Fund, including the Adviser's fee but excluding all Federal, State and local taxes, interest and brokerage charges shall not in any year exceed 2% of the first $10,000,000 of average net assets, 1 1/2% of the next $20,000,000 of average net assets and 1% of average net assets in excess of $30,000,000 of the Fund for such year, as determined by appraisals made as of the close of each business day of the year. The Adviser shall, on a quarterly basis, reimburse the Fund by offsetting against its monthly fee all expenses in excess of these amounts as prorated on an annual basis. The expenses of the Fund's operation borne by the Fund include, but are not limited to, the costs of preparing and printing its registration statements required under the Securities Act of 1933 and the Investment Company Act of 1940 (and amendments thereto), the expenses of registering its shares with the Securities and Exchange Commission and in the various states, the cost of prospectuses other than those given to prospective investors, the cost of stock certificates, reports to shareholders, interest charges, taxes, legal expenses, noninterested trustees' fees, salaries of administrative and clerical personnel, auditing and accounting services, fees and expenses of the custodian of the Fund's assets, printing and mailing expenses, postage, charges and expenses of dividend disbursing agents, registrars and stock transfer agents and cost of keeping all necessary shareholder records and accounts.

         The Fund shall monitor its expense ratio on a regular basis. At such times as it appears that the expenses of the Fund will exceed the expense limitation established herein, the Fund shall create an account receivable from the Adviser for the amount of such excess. The Adviser is deemed indebted to the Fund as of the last day of each of the Fund's fiscal quarters and shall pay to the Fund the amount shown on such account receivable as provided above but not later than the last day of the first month following the end of the Fund's fiscal quarter.

         4. For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser a monthly fee based on the average net asset value of the Fund, as determined by appraisals made as of the close of each business day. On an annual basis, the fee shall be .8 of one percent (1%) on the daily net assets of the Fund.

         5. The Adviser shall not take, and shall not permit any of its shareholders, officers, directors or employees to take long or short positions in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the same price as that available to the public at the time of purchase, or in connection with the original capitalization of the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund neither the Adviser nor any officer, director or employee of the Adviser shall act as a principal or receive any commission other than its compensation provided for in paragraph 3 above.

         6. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as the services hereunder are not impaired thereby.

         7. The Adviser is not liable for any error of judgement or of law or of loss in connection with this agreement except to those resulting from willful misfeasance, bad faith or gross negligence.

         8. This Agreement may not be amended without the approval of the trustees of the Fund in the manner required by the Investment
Company Act of 1940, and by the vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940.

         9. If a portion of this contract is deemed invalid by law, all other contents of the contract shall remain valid.

         10. This Agreement may be terminated at any time without the payment of any penalty, by the trustees of the Fund or by a vote of the majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, upon giving sixty
(60) days' written notice to the Adviser. The Adviser is still entitled to fees for services rendered while the contract was in force. This Agreement may be terminated by the Adviser at any time upon the giving of-sixty (60) days' written notice to the Fund.
This Agreement shall terminate automatically in the event of its assignment (as defined in the Investment Company Act of 1940).
Until terminated as hereinbefore provided, this Agreement shall continue in effect so long as such continuance is specifically approved annually by (i) the trustees of the Fund or by a vote of a majority of the outstanding securities of the Fund, as defined in the Investment Company Act of 1940, and (ii) the trustees of the Fund in the manner required by the Investment Company Act of 1940, provided that any such approval may be made effective not more than sixty (60) days thereafter.

                                  PINNACLE FUND





                                  By: _______________________________
                                                      President



                                  HEARTLAND CAPITAL MANAGEMENT, INC.



                                  By: _______________________________
                                                      President




PROXY                                               PINNACLE FUND

                 SPECIAL MEETING OF SHAREHOLDERS
                         November 4, 1997

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned hereby constitutes and appoints Thomas F. Maurath and Robert D. Markley, and each of them, proxies with full power of substitution to vote for the undersigned all shares of beneficial interest of Pinnacle Fund, an Indiana business trust (the "Fund"), which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on November 4, 1997, at 9:00 a.m. (Indianapolis time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discre-tion:

The Board of Trustees recommends a vote FOR the following:

1. Approval of a new investment advisory agreement with Heartland Capital Management, Inc. (the "Adviser") to be effective upon the effective date of the proposed acquisition of the Adviser by Fifth Third Bancorp.

              (  )  FOR         (  )  AGAINST         (  )  ABSTAIN

2. Approval of an amendment to Article II, Section 1 of the Code of By-Laws of the Fund to reduce the number of trustees of the Fund to three.

              (  )  FOR         (  )  AGAINST         (  )  ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED "FOR" THE APPROVAL OF PROPOSALS ONE AND
TWO.

         The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and Proxy Statement dated October
14, 1997. The undersigned hereby revokes any proxy or proxies heretofore given.

DATED:  ____________
Number of Shares of
Beneficial Interest
of the Fund owned on
September 30, 1997:


Signature of Shareholder or Shareholders
________________________________________
_______________________________________
_________________________________________
IMPORTANT: Please date this Proxy and
sign exactly as your name or names appear hereon. If shares of beneficial interest of the Fund are held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give full titles.